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                                  EXHIBIT 23.2




INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of TransTechnology Corporation on Form S-8 of our reports dated May 12, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of TransTechnology Corporation for the year ended March 31, 1997.





Deloitte & Touche LLP
Parsippany, New Jersey
January 28, 1998


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